                                                                    EXHIBIT 10.6


                                ATMEL CORPORATION

                  Zero Coupon Subordinated Debentures Due 2018

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of October 15, 1999

                                       to

                                    INDENTURE

                           Dated as of April 21, 1998

             STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

         FIRST SUPPLEMENTAL INDENTURE (the "First Supplemental Indenture") dated as of October 15, 1999 between Atmel Corporation, a Delaware corporation ("Atmel Delaware"), and State Street Bank and Trust Company of California, N. A., organized and existing under the laws of the United States (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, there has previously been executed and delivered to the Trustee an Indenture dated as of April 21, 1998 (the "Indenture"), providing for the issuance of Zero Coupon Convertible Subordinated Debentures due 2018 (the "Debentures") of Atmel Corporation, a California corporation ("Atmel California"); and

         WHEREAS, Atmel California has merged (or will merge substantially concurrently with the execution and delivery of this First Supplemental Indenture) with and into Atmel Delaware (the "Merger"), with Atmel Delaware as the surviving corporation in the Merger pursuant to an Agreement and Plan of Merger, dated as of September 17, 1999, between Atmel California and Atmel Delaware; and

         WHEREAS, pursuant to the Merger each outstanding share of common stock of Atmel California is converted into one outstanding share of common stock of Atmel Delaware; and

         WHEREAS, in the case of a merger of Atmel California with and into any other corporation, Article 5 and Section 11.14 of the Indenture require that the surviving corporation execute and deliver to the Trustee a supplemental indenture providing for certain conversion rights to Holders of the Securities and the assumption by the surviving corporation of the covenants, agreements and obligations of the Company under the Indenture; and

         WHEREAS, Section 9.01 of the Indenture provides that the Company (as defined in the Indenture) and the Trustee may, without the consent of any Debentureholders, enter into a supplemental indenture to comply with the terms of Article 5 and Section 11.14 of the Indenture; and

         WHEREAS, in accordance with Sections 9.01(2), 5.01 and 12.05 of the Indenture, the Company (as defined in the Indenture) has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the Merger and the First Supplemental Indenture comply with the applicable provisions of the Indenture; and

         WHEREAS, all acts and proceedings required by law, under the Indenture and by the Certificate of Incorporation of Atmel Delaware to constitute this First Supplemental Indenture a valid and binding agreement for the uses and purposes set forth herein, in accordance with its terms, have been done and taken, and the execution and delivery of this First Supplemental Indenture have been in all respects duly authorized by Atmel Delaware; and

         WHEREAS, the foregoing recitals are made as representations of fact by Atmel Delaware and not by the Trustee;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Atmel Delaware and the Trustee hereby agree as follows:

         1. For purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the capitalized terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

         2. Atmel Delaware hereby assumes all the covenants, agreements and obligations of the Company under the Debentures and the Indenture, including the obligation to make due and punctual payment of the principal of and premium, if any, and original issue discount and interest, if any, on all of the Debentures and the due and punctual performance of all of the covenants and conditions to be performed by the Company under the Indenture. From and after the effective time of the Merger, the Debentures shall be convertible into shares of common stock of Atmel Delaware on the same terms and basis (and subject to the same adjustments under the Indenture) as the Debentures were convertible into common stock of Atmel California prior to the effectiveness of the Merger, and on and after the effective time of the Merger references in the Indenture to "Common Stock" shall be deemed to be references to common stock of Atmel Delaware.

         3. The Trustee accepts the amendment of the Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture, as hereby amended, including the terms and conditions as set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities in the performance of the trust created by the Indenture, as hereby amended, and without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of Atmel Delaware and makes no representations as to the validity or sufficiency of this First Supplemental Indenture and shall incur no liability or responsibility in respect of the validity thereof.

         4. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions hereof shall remain in full force and effect.

         5. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated shall be bound hereby.

         6. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

         7. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by the construed in accordance with such laws.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective seals to be hereunto affixed and attested, all as of the day and year first above written.

                           ATMEL CORPORATION
                           a Delaware Corporation,


                           By: /s/ George Perlegos
                               -------------------------------------------------
                                George Perlegos
                                Chairman of the Board, President and Chief
                                Executive Officer of Atmel California and Atmel Delaware

                           By:   /s/ Donald Colvin
                              --------------------------------------------------
                                Donald Colvin, Vice President, Finance and Chief Financial Officer of Atmel California and Atmel Delaware


                           STATE STREET BANK AND TRUST
                           COMPANY, OF CALIFORNIA, N. A., as Trustee


                           By: /s/ Paula Oswald
                               -------------------------------------------------
                           Name: Paula Oswald
                           Title: Vice President